UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 14a-12

                   Federal Security Protection Services, INC.
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                (Name of Registrant as Specified in Its Charter)

- ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ /  Fee paid previously with preliminary materials:
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/ / Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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



	FEDERAL SECURITY PROTECTION SERVICES, INC.
              4255 South Bannock Street
              Englewood, Colorado 80110

	PROXY STATEMENT AND
	NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
	TO BE HELD JUNE ___, 2005

	To our Shareholders:

	You are cordially invited to attend a Special Meeting of the Shareholders of
        Federal Security Protection Services, Inc. (the "Company"). The
        Special Meeting will be held at the Law Office of Michael J. Tauger at
        5445 DTC Parkway, Suite 520, Greenwood Village, Colorado 80111 at
        10:00 a.m. on June ___, 2005, or at any adjournment or postponement thereof, for the following purposes:

1.	To consider and vote upon an amendment to the Company's Certificate of
	Incorporation to change the name of the Company to "Platina Energy
	Group, Inc."

2.	To consider and vote upon approval of the establishment of the 2005 Stock
	Option Plan for the benefit of certain officers, directors, employees and advisors of the Company (the "2005 Stock Option Plan").

3.	To transact such other business as may properly come before the meeting.


	Details relating to the above matters are set forth in the attached Proxy Statement. All Shareholders of record of the Company as of the close of business on March 28, 2005 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

	ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT
	PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN
	THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING
	OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE
	MEETING.

					BY ORDER OF THE BOARD OF DIRECTORS

					Blair Merriam, President
May ___, 2005

	PROXY STATEMENT

	FEDERAL SECURITY PROTECTION SERVICES, INC.
	       4255 South Bannock Street
	       Englewood, Colorado 80110
	      Telephone:  (303) 881-2604


	SPECIAL MEETING OF SHAREHOLDERS
	TO BE HELD JUNE ___, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Federal Security Protection Services, Inc. (referred to as the "Company", "we", "our" or "us"), a Delaware corporation, for use at our Special Meeting of Shareholders of the Company ("Special Meeting") to be held at the Law Office of Michael J.
Tauger at 5445 DTC Parkway, Suite 520, Greenwood Village, Colorado 80111 at 10:00 a.m. on June ___, 2005, or at any adjournment or postponement thereof. The Notice of Special Meeting, this Proxy Statement and the accompanying proxy card are being mailed to our Shareholders on or about
May ___, 2005. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Approval of the proposal to amend our Certificate of Incorporation requires the affirmative vote of the holders of a majority of the Company's issued and outstanding shares and approval of the proposal to approve the Company's 2005 Stock Option Plan requires the affirmative vote of a majority of the shares represented at the Special Meeting and entitled to vote on such matter. The presence in person or by proxy of Shareholders owning one-third of the issued and outstanding shares of Common Stock constitutes a quorum for the Special Meeting. Abstentions and broker non-votes will be treated as a "no" vote for purposes of determining whether approval of the proposal has been obtained.

Any Shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person, at the Special Meeting, that the proxy be returned.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, facsimile or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

VOTING SHARES AND PRINCIPAL SHAREHOLDERS

The close of business on March 28, 2005 has been fixed by our Board of Directors as the record date (the "record date") for the determination of Shareholders entitled to notice of and to vote at the Special Meeting. On the record date, there were outstanding 12,711,731 shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter which may come before the Special Meeting.

The holders of one-third of the outstanding shares of Common Stock, whether present in person or represented by proxy, will constitute a quorum for purposes of the proposal to change our name to Platina Energy Group, Inc. and to approve our 2005 Stock Option Plan and any other matters that may come before the meeting.

Broker "non-votes" and the shares as to which a stockholder abstains from voting are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal, because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

The affirmative vote of a majority of our issued and outstanding shares of common stock are required to approve the amendment to our Certificate of Incorporation to change our name to Platina Energy Group, Inc. and the affirmative votes must exceed the negative votes cast by holders of Common Stock at the Shareholders' meeting to approve the proposal to approve our 2005 Stock Option Plan. In tabulating the votes on the proposal, abstentions and broker non-votes will be treated as shares that are present but that have not been voted and accordingly are not included in determining whether the proposal is approved.

THE COMPANY

Federal Security Protection Services, Inc. was formed in Delaware in January 1988 as Windom, Inc., in January 1997 merged with New York Bagel Exchange, Inc. and after reorganization, operated as New York Bagel Exchange, Inc. In January 1999, we changed our name to Web4boats.com, Inc. and pursued plans to develop a commercial Web site for the marine industry but due to the lack of funding, ceased these operations and changed our name to Federal Security Protection Services, Inc. in November 2001 and sought suitable candidates to acquire in the field of security. In September 2002 the Company acquired all of the issued and outstanding shares of Iris Broadband, Inc. which transaction was reversed in June 2003. In March 2005 we entered into an Asset Purchase Agreement with Permian Energy Services, L.P. to acquire certain assets relating to the marketing of various patented thermal pulse units ("TPU") to the oil and gas industry and to acquire certain intellectual property regarding TPU applications for oil recovery from wells and for acid gas re-injection. Upon the acquisition of these assets, we intend to market the TPUs and their applications to the oil and gas industry and to engage in other aspects of the oil and gas industry that our directors believe may be profitable for us.

We have no trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, except that in April 2005 we purchased from Permian Energy Services, L.P. and were assigned the rights and assumed the obligations through our wholly-owned subsidiary, Permian Energy International ("Permian"), of the following agreements:

1. Exclusive Marketing Representative Agreement dated September 30, 2004 between Permian Energy Services, L.P. and Bi-Comp, L.L.C.
2. Joint Venture Partnership Agreement dated December 1, 2004 between Permian Energy Services, L.P. and Daystar Oil & Gas Corporation.
3. Letter Agreement dated December 24, 2004 between Permian Energy Services, L.P. and Wyoming Energy Corporation.
4. Verbal licensing, use and distribution agreement between Permian Energy Services, L.P. and Penney Resources, LLC regarding the "Penney Pump".

The assumed contracts primarily provide for Permian to market thermal pulse units ("TPU") and the "Penney Pump" through licensing and distribution agreements with Bi-Comp, L.L.C. and Penney Resources, LLC, respectively, to the oil and gas industry.

The TPU technology that is patent pending combines conventional compression and pumping in an unconventional manner and utilizes "off the shelf" components to enhance the production of oil and gas and to recover heavy oil by a unique process of injecting inert gases to deliver solvents, steam and chemicals into a reservoir on an ongoing basis.The "Penney Pump" is a unique pump design that eliminates gas locking and has the ability to cut paraffin in the recovery of oil and gas and will be marketed in conjunction with the TPU program.

To date, we have not begun marketing the Thermal Pulse Units or the Penney Pump but intend to do so in our present fiscal quarter. It is intended that Bi-Comp, L.L.C. will produce the TPU and that Penney Resources, LLC will produce the "Penney Pump" and that for the foreseeable future we will not directly engage in any manufacturing.

We have no contracts with the United States government. The Company has no dependence upon a single customer, or a few customers. We have not engaged in any research and development activities during the past two fiscal years except for minimal testing of the TPU technology. We have not incurred expenditures in connection with compliance with governmental provisions relating to the environment.

At the present, Blair Merriam and Daniel Thornton, officers and directors of the Company, act as the only employees of the Company.

PROPOSAL 1:  AUTHORIZE AN AMENDMENT TO THE CERTIFICATE OF
INCORPORATION TO CHANGE OUR NAME TO PLATINA ENERGY GROUP, INC.

Proposed Amendment to Certificate of Incorporation

The Board of Directors has adopted resolutions setting forth the proposed amendment to Article I of the Company's Certificate of Incorporation (the "Amendment"), the advisability of the Amendment, and a call for submission of the Amendment for approval by the Company's Shareholders at a Special Meeting of Shareholders. The following is the text of the Amendment to
Article I of the Certificate of Incorporation of the Company, as proposed to be amended:

"The name of the Corporation is Platina Energy Group, Inc."

Purpose and Effect of Proposed Amendment

The authorization of the proposed amendment to our Certificate of Incorporation would result in a name that more accurately reflects our proposed business in the oil and gas industry.

Vote Required

If a quorum is present, the affirmative vote of a majority of the issued and outstanding shares of our common stock will be required for approval of the Amendment.

THE BOARD OF DIRECTORS AND MANAGEMENT UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE COMPANY TO CHANGE ITS NAME TO PLATINA ENERGY GROUP, INC.

PROPOSAL 2: APPROVE THE ESTABLISHMENT
OF THE 2005 STOCK OPTION PLAN

On March 25, 2005, the Board of Directors adopted and approved, subject to shareholder approval, the 2005 Stock Option Plan (the "2005 Plan"). The purpose of the 2005 Plan is to encourage ownership of the Common Stock of the Company by certain officers, directors, employees and advisors of the Company or any subsidiary of the Company in order to provide additional incentive for such persons to promote the success and the business of the Company or its subsidiaries and to encourage them to remain in the employ of the Company or its subsidiaries by providing such persons an opportunity to benefit from any appreciation of the Common Stock of the Company through the issuance of stock options to such persons in accordance with the terms of the 2005 Plan. The Board of Directors believes that the best interests of the Company and its subsidiaries, if any, would be served by increasing their ability to secure and retain highly qualified and experienced officers, directors, employees and advisors through affording them an opportunity to acquire a stake in the future of the Company or its subsidiary by acquiring an equity position in the Company. It is the desire of the Board of Directors to assure by appropriate means the maximum efforts and fullest measure of continued loyal association with the Company or its subsidiaries on the part of their respective officers, directors, employees and advisors. It is intended that options granted pursuant to the 2005 Plan shall constitute either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not constitute Incentive Options ("Non-qualified Options") at the time of issuance of such options.

The 2005 Plan provides that incentive stock options and non-qualified stock options would be granted to certain officers, directors, employees and advisors of the Company or its subsidiaries, if any, selected by the Compensation Committee. A total of 3,000,000 shares of Common Stock would be authorized and reserved for issuance under the 2005 Plan, subject to adjustment to reflect changes in the Company's capitalization in the case of a stock split, stock dividend or similar event. The 2005 Plan would be administered by the Compensation Committee or, if no Compensation Committee is appointed by the Board of Directors, then the Board of Directors acting as the Compensation Committee, which would have the sole authority to interpret the 2005 Plan and to make all determinations necessary or advisable for administering the 2005 Plan, including but not limited to (i) who shall be granted options under the 2005 Plan, (ii) the term of each option, (iii) the number of shares covered by such option, (iv) whether the option shall constitute an incentive option or a non-qualified option, (v) the exercise price for the purchase of the shares of the Common Stock covered by the option, provided that the exercise price for any incentive option must be at least equal to the fair market value of the shares covered thereby as of the date of grant of such option, (vi) the period during which the option may be exercised, (vii) whether the right to purchase the number of shares covered by the option shall be fully vested on issuance of the option so that such shares may be purchased in full at one time or whether the right to purchase such shares shall become vested over a period of time so that such shares may only be purchased in installments, and (viii) the time or times at which the options shall be granted. Except in the case of disability or death, no option shall be exercisable after an optionee who is an employee of the Company ceases to be employed by the Company; provided, however, that the Compensation Committee or the Board of Directors acting as the Compensation Committee, as applicable, has the right to extend the exercise period following the date of termination of such optionee's employment. If an optionee's employment is terminated by reason of death or disability, the Compensation Committee may extend the option term following the date of termination of the optionee's employment. Upon the exercise of the option, the exercise price thereof must be paid in full either in cash, shares of stock of the Company or a combination thereof.

As of this date, the Company has not granted any options under the 2005 Plan.

If and to the extent that any option to purchase reserved shares shall not be exercised by an optionee for any reason or if such option to purchase shall terminate as provided by the 2005 Plan, such shares which have not been so purchased thereunder shall again become available for the purposes of the 2005 Plan unless the 2005 Plan shall have been terminated.

The Company has been advised that the federal income tax consequences of the 2005 Plan to the Company and the optionees, and possible exercise of options granted under the 2005 Plan, will depend upon future circumstances and possible changes in the tax laws. The following summary discussion addresses certain federal income tax consequences of the 2005 Plan. This discussion does not purport to address all of the tax consequences that may be applicable to any particular optionee or to the Company. In addition, this discussion does not address foreign, state or local taxes, nor does it address federal taxes other than federal income tax. This discussion is based upon applicable statutes, regulations, case law, administrative interpretations and judicial decisions in effect as of the date of this Proxy Statement.

The income tax treatment of non-statutory options is governed by section 83 of the Code. This Section basically provides that if an option has a readily ascertainable fair market value when granted, then the optionee must recognize ordinary income at the time of grant but not at the time of exercise or disposal; if an option does not have a readily ascertainable fair market value when granted, the optionee must recognize ordinary income at the time of its exercise or disposal of the option but not at the time of its grant. The Company will receive a corresponding compensation deduction for the amount included by the optionee as income in the same year that the optionee includes such amount as income. Consequently, whether a non-statutory option has a readily ascertainable fair market value at grant will determine whether the grant or the exercise of the non-statutory option is the taxable event for the optionee who rendered the services for which the option was granted.

No tax consequences result from the granting of an incentive stock option or from the exercise of an incentive stock option by the employee. In addition, the employer generally will not be allowed a business expense deduction with respect to an incentive stock option unless the employee disposes of the stock prior to the required holding period. The employee will be taxed at capital gain rates when he sells stock acquired under an incentive stock option plan, provided he has not disposed of the stock for at least two years from the date the option was granted to him and he has held the stock itself at least one year after the stock was transferred to him. If the foregoing holding period rules are not satisfied, the gain that would have been realized at the time the option was exercised is included as ordinary income in the year of the disqualifying sale. For this purpose, the gain is equal to the lesser of
(i) the fair market value of the stock on the date of exercise over the option price of the stock, or (ii) the amount realized on disposition over the adjusted basis of the stock. The employer is allowed to deduct a corresponding amount as a business deduction at the same time the employee is required to recognize the ordinary income arising from the early disposition.

Notwithstanding the preceding, when calculating income for alternative minimum tax purposes, the favorable tax treatment of section 421(a) is disregarded and the bargain purchase element (that is, the spread between the option price and the fair market value of the option stock at exercise) of the incentive stock option will be considered as part of the taxpayer's alternative minimum taxable income.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting will be required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS TO THE SHAREHOLDERS THAT THEY VOTE "FOR" THE ESTABLISHMENT AND ADOPTION OF THE 2005 STOCK OPTION PLAN.

MANAGEMENT OF FEDERAL SECURITY PROTECTION SERVICES, INC.

The following table sets forth certain information regarding each current director and each executive officer of the Company.


Name               Age  Position


Blair J. Merriam    47  President, Chief Executive Officer and Director

Daniel W. Thornton  44  Secretary, Vice President of Business
                        Development and Director

Hector Q. Beltran   52  Director
Robert J. Clark     49  Director

The directors of the Company are elected to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified. None of the Company's officers has an employment agreement with the Company and, therefore, each serves at the pleasure of the Company's Board of Directors. There are no family relationships among the Company's officers and directors. The Company's Board of Directors has no committees. There are no standard or other arrangements pursuant to which directors are compensated as such or for committee participation.

Based solely upon a review of Forms 3, 4 and 5, which have been furnished to the Company with respect to the past fiscal year of the Company, and certain representations made by officers and directors of the Company in connection therewith, the Company has no knowledge that any current officer or director failed to file any reports required by Section 16(a) of the Securities Exchange Act of 1934 with respect to the fiscal year of the Company ended March 31, 2004.

The principal occupation of each director and executive officer of the Company, for at least the past five years, is as follows:

Mr. Blair J. Merriam
Chief Executive Officer and Director

Blair J. Merriam is Chief Executive Officer of Federal Security Protection Services, Inc., a recent entrant into the Oil and Gas Industry. He joined the Company as a Board Member and General Manager in 1999 when it was Web4boats.com, which engaged in developing a commercial Web site for the marine industry. Mr. Merriam was promoted to Chief Executive Officer in 2001 when the Company changed its focus and became Federal Security Protection Services, Inc.

Mr. Merriam began his business career in 1978 as a self made entrepreneur, starting and growing his own wholesale fruit and vegetable Company. Under his leadership, Blair Merriam Fruit and Produce Company, Inc. grew to over $25 million in annual sales, eventually becoming a fully integrated production and distribution system. He left the fruit and vegetable wholesale business in 1999 to more fully pursue his roles and responsibilities at Federal Security Protection Services, Inc.


Daniel W. Thornton
Secretary, Vice President of Business Development and Director

Daniel W. Thornton joined the Company in 1997 as its Vice President of Business Development. Since then, he was elected to the Board of Directors and now serves as its Secretary. During the past 20 years, he has served in an executive capacity for both public and privately held corporations, including Chief Operations Officer for Mile High Management, Marketing Director for
New Vistas Pharmaceuticals, Inc. as well as Chief Executive Officer of Eclosion Corporation and Physician's Cybernetic Systems, Inc. Mr. Thornton is an international lecturer on medical practice management, having lectured at the Royal Society of Medicine in London, England.


Hector Q. Beltran
Director

Hector Q. Beltran was appointed to the Board of Directors of Federal Security Protection Services, Inc. in 2004. His management experience consists of managing and operating agricultural production for "Agricola Beltran Y. Beltran" as well as the marketing, distribution and importation of those products into the United States. Mr. Beltran has shown his commitment and reliability in his business career, having served the same business since 1981.


Robert J. Clark
Director

Robert J. Clark has over 25 years of experience in gas processing, oil sales and chemical well treating. For the last five years he has been the managing partner for Permian Energy Services, L.P. His focus has been on the tertiary recovery of oil and enhancing the performance and design of the TPU unit. Mr. Clark's wealth of knowledge in the oil industry will be instrumental in helping Federal Security Protection Services, Inc. move forward into the oil and gas industry.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT NEXT ANNUAL MEETING OF SHAREHOLDERS

Any Shareholders of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of Shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a record or beneficial Shareholder entitled to vote at the next annual meeting of Shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

OTHER BUSINESS

The management of the Company is not aware of any other matters which are to be presented to the Special Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

The above notice and Proxy Statement are sent by order of the Board of Directors.

				Blair Merriam
				President and Chief Executive Officer

May ___, 2005

May ___, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
FEDERAL SECURITY PROTECTION SERVICES, INC.
TO BE HELD JUNE ___, 2005

The undersigned hereby appoints Blair Merriam as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Federal Security Protection Services, Inc. held of record by the undersigned on March 28, 2005, at the Special Meeting of Shareholders to be held June ___, 2005, or any adjournment or postponement thereof.

1.	To amend the Company's Certificate of Incorporation to change its name to
	Platina Energy Group, Inc.

	FOR _____                 AGAINST _____            WITHHOLD VOTE _____

2.	To approve the establishment of the 2005 Stock Option Plan for the benefit
	of officers, directors, employees and advisors of the Company.

	FOR _____                 AGAINST _____            WITHHOLD VOTE _____


It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned Shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH IN 1 ABOVE.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:_______________________   Print Name_______________________________

PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY		Signature________________________________
PROMPTLY USING THE
ENCLOSED ENVELOPE.
                                _________________________________________
				Signature, if held jointly


PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE SPECIAL

MEETING OF SHAREHOLDERS. _____